                                                                  EXHIBIT (e)(9)

                             VIEWLOGIC SYSTEMS, INC.

                   EXECUTIVE INCENTIVE STOCK OPTION AGREEMENT

1.       Grant of Option.

         This agreement evidences the grant by Viewlogic Systems, Inc., a Delaware corporation (the "Company"), on the effective date set forth in the attached Notice of Grant of Stock Option and Option Agreement (the "Grant Date") to the person named in the attached Notice of Grant of Stock Option and Option Agreement, an employee of the Company (the "Participant"), of an option to purchase, in whole or in part, on the terms provided herein and in the Company's _______ Plan (the "Plan"), a total of the number of shares set forth in the attached Notice of Grant of Stock Option and Option Agreement (the "Shares") of common stock, $0.001 par value per share, of the Company ("Common Stock") at the price per Share set forth in the attached Notice of Grant of Stock Option and Option Agreement. Unless earlier terminated, this option shall expire on the tenth anniversary of the Grant Date (the "Final Exercise Date").

         It is intended that the option evidenced by this agreement shall be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended and any regulations promulgated thereunder (the "Code"). Except as otherwise indicated by the context, the term "Participant", as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.       Exercise, Vesting Schedule.

         This option shall be exercisable in full or in part at any time and from time to time after the Grant Date. The right of exercise shall be cumulative so that to the extent the option is not exercised at any time for the total number of Shares covered by this option it shall continue to be exercisable, in whole or in part, with respect to all Shares for which this option has not been exercised, until the earlier of the Final Exercise Date or the termination of this option under the Plan or this Section 2. This option shall expire upon, and will not be exercisable after, the Final Exercise Date.

         (a) Form of Exercise. Each election to exercise this option shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan, including without limitation delivery of a promissory note of the Participant to the Company on terms determined by the Company's Board of Directors (the "Board"), provided that such note shall be secured only by the Shares purchased by Participant and shall be non-recourse to the extent of fifty percent of the principal amount of such note. The Participant may purchase less than the number of Shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.

         (b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 2, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee, officer or director of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an "Eligible Participant").

         (c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise
Date), provided that this option shall be exercisable only to the extent that the Shares are not subject to the Purchase Option set forth in Section 3 below.

         (d) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for "cause" as defined in paragraph 3 below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant by the Participant; provided that this option shall not be exercisable after the Final Exercise Date and provided that this option shall be exercisable only to the extent that the Shares are not subject to the Purchase Option set forth in Section 3 below. If the Participant has been, for a period of six continuous months prior to the Final Exercise Date and while he or she also has been an Eligible Participant, unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment (and such impairment does not constitute "disability" within the meaning of Section 22(e)(3) of the Code), and the Participant's relationship with the Company is terminated by the Company (other than for "cause" as defined in paragraph 3 below), this option shall be exercisable by the Participant within the period of six months following the termination of Participant's relationship with the Company, provided that (1) this option shall not be exercisable after the Final Exercise Date and (2) the exercise of this option more than three months after the termination of Participant's employment shall cause this option to lose its status as an incentive stock option as defined in Section 422 of the Code and (3) this option shall be exercisable only to the extent that the Shares are not subject to the Purchase Option set forth in Section 3 below.

         (e) Discharge for Cause. If the Participant, prior to the Final Exercise Date, is discharged by the Company for "cause" (as defined in Section 3
(a) below), the right to exercise this option shall terminate immediately upon the effective date of such discharge. The Participant shall be considered to have been discharged for "cause" if the Company determines, within 30 days after the Participant's resignation, that discharge for cause was warranted.

3.       Purchase Option.

         The Participant agrees that the Shares purchased upon the exercise of this option shall be subject to the Purchase Option set forth in this Section 3, the right of first refusal set forth in Section 6 of this Agreement and the restrictions on transfer set forth in Section 5 of this Agreement.

         In the event that the Participant ceases to be an Eligible Participant for any reason or no reason, with or without cause, prior to October 2, 2002, the Company shall have the right and option (the "Purchase Option") to purchase from the Participant, for the same price per share as paid by the Participant for such Shares (the "Option Price"), some or all of the Unvested Shares (as defined below). For the purposes of this Agreement, "cause" for termination shall be deemed to exist upon a reasonable determination by the Company of willful misconduct by the Participant or willful failure by the Participant to perform his responsibilities to the Company (including, without limitation, a material breach by the Participant of any employment, consulting, advisory, nondisclosure, noncompetition or other similar agreement between the Participant and the Company). The Participant shall be considered to have been discharged for "cause" if the Company determines, within 30 days after the Participant's resignation, that discharge for cause was warranted.

         "Unvested Shares" means the total number of Shares multiplied by the Applicable Percentage at the time the Purchase Option becomes exercisable by the Company. The "Applicable Percentage" shall be:

         (1) zero percent (0%), if in connection with or within 24 months subsequent to a change in control (as defined below) the Participant's employment with the Company is terminated by the Company without cause or by the Participant for good reason (as defined below), with ten (10) days prior written notice given by the Participant to the Company in the case of termination by the Participant for good reason;

         (2) (i) 50% during the 24 month period ending October 2, 2000, (ii) 50% less 2.08334% for each full one month of the Participant being an Eligible Participant from and after October 2, 2000, and (iii) 0% on and after October 2, 2002; if the Participant ceases to be an Eligible Participant as a result of the Company's actions without cause prior to and not in connection with a change in control; and

         (3) (i) 100% during the 12 month period ending October 2, 1999, (ii) 75% less 2.08334% for each full one month of the Participant being an Eligible Participant from and after October 2, 1999, and (iii) 0% on and after October 2, 2002; if the Participant ceases to be an Eligible Participant for reasons other than as applicable under clauses 3 (1) and (2) above.

                  For the purposes of this Agreement, "good reason" shall mean the occurrence, without the Participant's prior written consent, of any of the events or circumstances set forth in clauses (i) through (vi) below. Notwithstanding the occurrence of any such event or circumstance, such occurrence shall not be deemed to constitute good reason if, prior to the date of termination, such event or circumstance has been fully corrected and the Participant has been reasonably compensated for any losses or damages resulting therefrom (provided that such right of correction by the Company shall only apply to the first notice of termination at the election of the Participant for good reason).

                           (i) Any significant diminution in the Participant's
duties, responsibilities or authority in effect immediately prior to the earliest to occur of (A) the date on which a change in control of the Company occurs, (B) the date of the execution of an initial written agreement or instrument providing for a change in control of the Company or (C) the date of the adoption by the Board of a resolution providing for a change in control of the Company (with the earliest to occur of such dates referred to herein as the "Measurement Date").

                           (ii) Any reduction in the annual base salary as in
effect on the Measurement Date or as the same may be increased from time to time thereafter.

                           (iii) The failure by the Company to (A) continue in
effect any material compensation or benefit plan or program (each, a "Benefit Plan") in which the Participant participates or which is applicable to the Participant immediately prior to the Measurement Date, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan or reasonable cash compensation in lieu thereof) has been made with respect to such plan or program, (B) continue the Participant's participation in a Benefit Plan (or in such substitute or alternative plan or make reasonable cash compensation in lieu thereof) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Participant's participation relative to other participants, than the basis existing immediately prior to the Measurement Date or (C) award cash bonuses to the Participant in amounts and in a manner substantially consistent with past practice in light of the Company's financial performance.

                           (iv) A change by the Company in the location at which
the Participant performs the Participant's principal duties for the Company to a new location that is either (A) outside a radius of 35 miles from the Participant's principal residence immediately prior to the Measurement Date or
(B) more than 30 miles from the location at which the Participant performs his or her principal duties for the Company immediately prior to the Measurement Date and (C) which results in an increase of at least fifteen miles in the Participant's daily commuting distance; or a requirement by the Company that the Participant travel on Company business to a substantially greater extent than required immediately prior to the Measurement Date.

                           (v) The failure by the Company to obtain the
agreement, in a form reasonably satisfactory to the Participant, from any successor to the Company to assume and agree to perform this Agreement to the same extent that the Company would be required to perform it if no such succession had taken place.

                           (vi) Any failure of the Company to pay or provide to
the Participant any portion of the Participant's compensation or benefits due under any Benefit Plan within seven days of the date such compensation or benefits are due, or any material breach by the Company of any employment agreement with the Participant.

                  For purposes of this Agreement, "change in control" shall mean the occurrence of any of the events or circumstances set forth in clauses (I) through (IV) below.

                           (I) the acquisition by an individual, entity or group
(within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (A) the then-outstanding shares of Common Stock (the "Outstanding Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities") provided, however, that for such purposes, the following acquisitions shall not constitute a Change in Control: (v) any acquisition directly from the Company, (w) any acquisition by any of the holders of the Company's Series A Voting Preferred Stock, $0.001 par value per share, or Series A-1 Non-Voting Preferred Stock, $0.001 par value per share, on the date hereof, (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (z) any acquisition by any corporation pursuant to a transaction which complies with all of clauses (A), (B) and (C) of subparagraph (III) of this Section 3.

                           (II) Individuals who, as of the date hereof,
constitute the members of the Board (the "Incumbent Directors") ceasing for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the Incumbent Directors then in office shall be deemed to be an Incumbent Director (except that this proviso shall not apply to any individual whose initial election as a director occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board).

                           (III) The consummation of a reorganization,
recapitalization, merger or consolidation involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), unless, immediately following such Business Combination, each of the following three conditions is satisfied: (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Common

Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, respectively of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "Acquiring Corporation") in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Common Stock and Outstanding Voting Securities, respectively, (B) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then outstanding shares of common stock of the Acquiring Corporation or of the combined voting power of the then-outstanding voting securities of such corporation (except to the extent that such ownership existed prior to the Business Combination) and (C) a majority of the members of the board of directors of the Acquiring Corporation were Incumbent Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

                           (IV) Approval by the stockholders of the Company of a
complete liquidation or dissolution of the Company.

4.       Exercise of Purchase Option and Closing.

         (a) The Company may exercise the Purchase Option by delivering or mailing to the Participant (or his estate), within 60 days after the Participant ceases to be an Eligible Participant, a written notice of exercise of the Purchase Option (the "Notice of Exercise"). The Notice of Exercise shall specify the number of Shares to be purchased. If and to the extent the Purchase Option is not so exercised by the giving of the Notice of Exercise within such 60-day period, the Purchase Option shall automatically expire and terminate effective upon the expiration of such 60-day period.

         (b) Within 10 days after receipt by the Participant of the Notice of Exercise, the Participant (or his estate) shall tender to the Company at its principal offices the certificate or certificates representing the Shares which the Company has elected to purchase in accordance with the terms of this Agreement, duly endorsed in blank or with duly endorsed stock powers attached thereto, all in form suitable for the transfer of such Shares to the Company. Immediately upon receipt of such certificate or certificates, the Company shall
(i) pay to the Participant the aggregate Option Price for such Shares and (ii) issue to the Participant one or more certificates registered in the name of the Participant for that number of Shares not purchased by the Company pursuant to such Notice of Exercise.

         (c) The Option Price may be payable, at the option of the Company, in cancellation of all or a portion of any outstanding indebtedness of the Participant to the Company or in cash (by certified check) or both.

         (d) The Company shall not purchase any fraction of a Share upon exercise of the Purchase Option, and any fraction of a Share resulting from a computation made pursuant to Section 3 of this Agreement shall be rounded to the nearest whole Share (with any one-half Share being rounded upward).

5.       Restrictions on Transfer.

         The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively "transfer"):

         (a) any Shares, or any interest therein, that are subject to the Purchase Option or with respect to which the Purchase Option may become exercisable, except that the Participant may transfer such Shares to or for the benefit of any spouse, child or grandchild, or to a trust for any of their benefit, provided that such Shares shall remain subject to this Agreement (including, without limitation, the restrictions on transfer set forth in this Section 5, the Purchase Option and the right of first refusal set forth in
Section 6 below) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement; or

         (b) any Shares, or any interest therein, that are no longer subject to the Purchase Option, except in accordance with Section 6 below.

6.       Right of First Refusal.

         (a) If the Participant proposes to sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively, "transfer") any Shares acquired upon exercise of this option, then the Participant shall first give written notice of the proposed transfer (the "Transfer Notice") to the Company. The Transfer Notice shall name the proposed transferee and state the number of such Shares the Participant proposes to transfer (the "Offered Shares"), the price per share and all other material terms and conditions of the transfer.

         (b) For 30 days following its receipt of such Transfer Notice, the Company shall have the option to purchase all (but not less than all) of the Offered Shares at the price and upon the terms set forth in the Transfer Notice. In the event the Company elects to purchase all of the Offered Shares, it shall give written notice of such election to the Participant within such 30-day period. Within 10 days after his receipt of such notice, the Participant shall tender to the Company at its principal offices the certificate or certificates representing the Offered Shares, duly endorsed in blank by the Participant or with duly endorsed stock powers attached thereto, all in a form suitable for transfer of the Offered Shares to the Company. Upon receipt of such certificate or certificates, the Company shall deliver to the Participant a certified check in payment of the purchase price for the Offered Shares; provided that if the terms of payment set forth in the Transfer Notice were other than cash against delivery, the Company may pay for the Offered Shares on the same terms and conditions as were set forth in the Transfer Notice.

         (c) At and after the time at which the Offered Shares are required to be delivered to the Company for transfer to the Company pursuant to subsection
(b) above, the Company shall not pay any dividend to the Participant on account of such Shares or permit the Participant to exercise any of the privileges or rights of a stockholder with respect to such Offered Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Offered Shares.

         (d) If the Company does not elect to acquire all of the Offered Shares, the Participant may, within the 30-day period following the expiration of the option granted to the Company under subsection (b) above, transfer the Offered Shares to the proposed transferee, provided that such transfer shall not be on terms and conditions more favorable to the transferee than those contained in the Transfer Notice. Notwithstanding any of the above, all Offered Shares transferred pursuant to this Section 6 shall remain subject to the right of first refusal set forth in this Section 6 and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Section 6.

         (e) The following transactions shall be exempt from the provisions of this Section 6:

                  (1) any transfer of Shares to or for the benefit of any spouse, child or grandchild of the Participant, or to a trust for their benefit;

                  (2) any transfer pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"); and

                  (3) any transfer of the Shares pursuant to the sale of all or substantially all of the business of the Company;

provided, however, that in the case of a transfer pursuant to clause (1) above, such Shares shall remain subject to the right of first refusal set forth in this
Section 6 and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Section 6.

         (f) The Company may assign its rights to purchase Offered Shares in any particular transaction under this Section 6 to one or more persons or entities.

         (g) The provisions of this Section 6 shall terminate upon the earlier of the following events:

                  (1) the closing of the sale of shares of Common Stock in an underwritten public offering pursuant to an effective registration statement filed by the Company under the Securities Act; or

                  (2) the sale of all or substantially all of the capital stock, assets or business of the Company, by merger, consolidation, sale of assets or otherwise.

7.       Agreement in Connection with Public Offering.

         The Participant agrees, in connection with the initial underwritten public offering of the Company's securities pursuant to a registration statement under the Securities Act, (i) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock held by the Participant (other than those shares included in the offering) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company's securities, for a period of 180 days (or such shorter period as is required generally by the managing underwriter at the time of such initial public offering) from the effective date of such registration statement, and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering.

8        Withholding.

         No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

         The Participant acknowledges that he has been informed of the availability of making an election in accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended; that such election must be filed with the Internal Revenue Service within 30 days of the transfer of shares to the Participant; and that the Participant is solely responsible for making such election.

9.       Nontransferability of Option.

         This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

10.      Disqualifying Disposition.

         If the Participant disposes of Shares acquired upon exercise of this option within two years from the Grant Date or one year after such Shares were acquired pursuant to exercise of this option, the Participant shall notify the Company in writing of such disposition.

11.      Effect of Prohibited Transfer.

         The Company shall not be required (a) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (b) to treat as owner of such Shares, or to pay dividends to, any transferee to whom any such Shares shall have been sold or transferred in violation of any of the provisions set forth in this Agreement.

12.      Restrictive Legends.

         All certificates representing Shares shall have affixed thereto legends in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

                  "The shares of stock represented by this certificate are subject to restrictions on transfer and an option to purchase set forth in a certain Executive Incentive Stock Option Agreement between the corporation and the registered owner of these shares (or his predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation."

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the corporation to the effect that such registration is not required."

13.      Severability.

         The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

14.      Waiver.

         Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board.

15.      Binding Effect.

         This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer and Purchase Option set forth in Sections 3, 5 and 6 of this Agreement.

16.      Notice.

         All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 16.

17.      Pronouns.

         Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

18.      Entire Agreement.

         This Agreement and the Plan constitute the entire agreement between the parties, and supersede all prior agreements and understandings, relating to the subject matter of this Agreement.

19.      Amendment.

         This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.

20.      Governing Law.

         This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws.

21.      Provisions of the Plan.

         This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option.

         IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

                                        VIEWLOGIC SYSTEMS, INC.

Dated:                                  By:
                                           --------------------------
                                              Name:
                                              Title:

                                        Address: 293 Boston Post Road West
                                                 Marlboro, MA 01752

                            PARTICIPANT'S ACCEPTANCE

         The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company's Plan.

Option Grant Date:
Number of Shares: See the attached Notice of Grant of Stock Option and Option Agreement Option Exercise Price: See the attached Notice of Grant of Stock Option and Option Agreement

                                             PARTICIPANT

                                             --------------------------------
                                             (Signature)

                                             --------------------------------
                                             (Print Name)

                                             Address:
                                                       -------------------------

                                                       -------------------------

                        SUMMARY OF OPTION GRANTS IN 2001
                  TO CURRENT EXECUTIVE OFFICERS OF THE COMPANY
             UTILIZING THE FORM OF EXECUTIVE STOCK OPTION AGREEMENT


Name of Executive                                       Number of
     Officer          Stock Plan      Date of Grant   Option Shares   Exercise Price
-----------------   ---------------   -------------   -------------   --------------
William J. Herman   Amended and        01/03/2001        440,000           $2.06
                    Restated 2000
                    Stock Incentive
                    Plan

Richard G. Lucier   Amended and        01/03/2001        360,000           $2.06
                    Restated 2000
                    Stock Incentive
                    Plan

Paula J. Cassidy    Amended and        01/03/2001        144,000           $2.06
                    Restated 2000
                    Stock Incentive
                    Plan

Peter T. Johnson    Amended and        01/03/2001        144,000           $2.06
                    Restated 2000
                    Stock Incentive
                    Plan

Kevin P. O'Brien    Amended and        01/03/2001        192,000           $2.06
                    Restated 2000
                    Stock Incentive
                    Plan

                                       7